Exhibit 99.1

IonQ Announces Record Second Quarter 2026 Revenues, Growing 287% YoY
International, Commercial and Multi-Product Revenues All Up YoY

●
Reported Record GAAP Revenues of $80.1 Million, Representing a 287% Year-on-Year Increase, Fueled by Deployments Across Entire Quantum Platform
●
Generated Strong Organic Revenue Growth Driven by Record Quantum Computer Deployments, Reinforcing Confidence in Achieving 100% Organic Growth for Full Year 2026
●
International, Commercial and Multi-Product Segments Comprised Approximately 50%, 60% and 25% of the Quarter’s Total Revenue, Respectively, Demonstrating the Breadth of IonQ’s Business
●
Closed Acquisition of SkyWater Technology, Creating the First Vertically Integrated, Full-Stack, Quantum Platform
●
Raises Full Year Guidance to between $280 and $290 Million as Remaining Performance Obligations Grow 297% Year-on-Year

COLLEGE PARK, Md. – August 5, 2026 – IonQ (NYSE: IONQ), the world’s leading full-stack quantum platform and foundry, today announced financial results for the quarter ending June 30, 2026.

“I am pleased to report that IonQ delivered its fifth consecutive quarter of record results and the strongest quarter in our company's history,” said Niccolo de Masi, Chairman and CEO. “Second quarter revenue of $80.1 million again exceeded our guidance, reflecting continued customer demand across our expanding quantum platform.”

de Masi continued, “The successful close of our SkyWater and Nexus acquisitions extends IonQ’s full-stack quantum platform and merchant supplier leadership to the U.S. and allied ecosystem. We have also made powerful strides towards demonstrating our 256-qubit quantum computer and publishing results for our quantum error correction technology on our hardware. We enter the second half of the year confident in IonQ’s ability to execute our quantum platform roadmap, translate our technology leadership into durable commercial growth, and create long-term value for shareholders.”

“We also welcome the recent White House quantum executive orders which reinforce the strategic importance of quantum technologies for both the U.S. economy and national security. These executive orders send a strong signal that quantum sensing, quantum networking, quantum cybersecurity and quantum computing leadership are all now national priorities for the United States. We are more confident than ever that IonQ, with our unique quantum platform, is well positioned to support that effort.”

Second Quarter and Recent Commercial Highlights

●
Signed Memorandum of Understanding with Anduril to Advance Quantum Technologies for Defense and National Security Applications and Develop Joint Proposals for Mission Critical Government and Commercial Bids
●
Signed Memorandum of Understanding with Sandia National Laboratories to Accelerate Quantum Co-Design for National Security Applications
●
Announced the Tennessee Quantum Communications Research Center in Collaboration with EPB, Housing the World’s First Commercial Quantum Memory Unit Installed in a Live Fiber Optic Network
●
Expanded Foundational Integrated Photonics Capabilities Through Acquisition of Nexus Photonics to Advance Miniaturization and Mass Manufacturing for Quantum Systems
●
Introduced New Addition to IonQ’s Quantum Security Product Portfolio, ClavisXG Multiplex, Enabling High-Performance, Physics-Based Key Distribution on Existing Network Infrastructure

●
Launched Commercial Interferometric Synthetic Aperture Radar (InSAR) Capability Through Space-Missions Line, Enabling Millimeter-Scale Earth Monitoring
●
Expanded the Number of On-Orbit Optical Communications Terminals to a Record High of 84, Supporting a U.S. Government Initiative

“Our second quarter 2026 revenue grew 287% year-on-year, driven by global deployments of our IonQ Tempo quantum computers, strong cloud utilization, and broad-based commercial momentum across our quantum platform,” said Inder Singh, COO and CFO. “Our revenue base is broadening in ways that reinforce its durability, with approximately 50% international, 60% commercial, and 25% multi-product revenue for the quarter. We are pleased to raise our revenue guidance to a new record level of $290 million at the high end and continue to be confident in delivering organic growth of 100% year-on-year for the full year 2026.”

Second Quarter Financial Highlights

●
Recognized revenue of $80.1 million for the second quarter, which is 20% above the midpoint of the previously provided range and represents 287% year-on-year growth
●
Cash, cash equivalents, and investments were $3.0 billion as of June 30, 2026. Pro-forma for the SkyWater acquisition (i.e., after subtracting from this number the cash consumed in consummating the acquisition), cash, cash equivalents and investments are $2.0 billion
●
Net loss was ($1,867.7) million and GAAP EPS was ($5.08) for the second quarter
●
Adjusted EBITDA loss was ($120.3) million and Adjusted EPS was ($0.33) for the second quarter. Adjusted EBITDA includes the costs of our commercial relationship with SkyWater during the second quarter. Excluding the SkyWater spend, Adjusted EBITDA loss would have been ($95.6) million *

*Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures defined under “Non-GAAP Financial Measures,” below, and are reconciled to net loss and GAAP EPS, the closest comparable GAAP measures, respectively, at the end of this release.

2026 Financial Outlook

●
For the full year 2026, IonQ is raising its revenue expectations to between $280 million and $290 million. For the full year, IonQ continues to expect strong organic growth of 100% year-on-year
●
This financial outlook does not reflect any contribution from the SkyWater acquisition

Second Quarter 2026 Conference Call

IonQ will host a conference call at 4:30 PM Eastern time today to discuss its results for the second quarter ended June 30, 2026 and to provide a business update. The call will be accessible by telephone at 1-855-669-9658 (domestic) or +1-412-317-0088 (international) with access code 9031135. The call will also be available live via webcast on the Company’s website here, or directly here. A replay of the conference call will be available approximately three hours after its conclusion at 1-855-669-9658 (domestic) or +1-412-317-0088 (international) with access code 9031135 and will be available until 11:59 PM Eastern time, August 19, 2026. An archive of the webcast will also be available here shortly after the call and will remain available for one year.

Upcoming Q3 2026 Conference Participation

●
Needham 2026 Semiconductor & SemiCap Conference taking place virtually on Wednesday, August 19, 2026
●
Quantum World Congress 2026 taking place September 23-25, 2026 in College Park

Non-GAAP Financial Measures

To supplement IonQ’s condensed consolidated financial statements presented in accordance with GAAP, IonQ uses non-GAAP measures of certain components of financial performance. Adjusted EBITDA and Adjusted EPS are financial measures that are not required by or presented in accordance with GAAP. Management believes that these measures provide investors additional meaningful methods to evaluate certain aspects of the Company’s results period over period.

Adjusted EBITDA is defined as net income (loss) attributable to IonQ, Inc. before net income (loss) attributable to noncontrolling interests, interest income, interest expense, income tax (benefit) expense, depreciation and amortization, stock-based compensation, executive cash-based severance, changes in fair value from recurring fair value measurements (such as warrant liabilities, contingent consideration, and investments), offering costs associated with warrants, acquisition transaction and integration costs, and non-cash legal settlements and related costs. Adjusted EPS is defined as net income (loss) per share, or EPS, excluding the impact of stock-based compensation, executive cash-based severance, changes in fair value from recurring fair value measurements (such as of warrant liabilities, contingent consideration, and investments), offering costs associated with warrants, acquisition transaction and integration costs, and non-cash legal settlements and related costs. IonQ uses Adjusted EBITDA and Adjusted EPS to measure the operating performance of its business, excluding specifically identified items that it does not believe directly reflect its core operations and that may not be indicative of recurring operations.

The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the financial results prepared in accordance with GAAP, and IonQ’s non-GAAP measures may be different from non-GAAP measures used by other companies. IonQ shows a reconciliation of its non-GAAP measures to the most directly comparable GAAP measures at the end of this release.

Commercial and Organic Revenue

Commercial revenue includes all enterprise agreements with non-U.S. government customers, and agreements with leading universities. Organic revenue is a supplemental measure representing revenue derived from IonQ’s quantum computing products, and any acquisitions prior to December 31, 2024.

Remaining Performance Obligations

Remaining performance obligations (RPOs) represent the total transaction price from signed contracts that has been allocated to performance obligations that are unsatisfied (or partially unsatisfied) as of the end of the reporting period. This includes both funded (firm orders for which funding has been authorized and appropriated) and unfunded (firm orders for which funding has not yet been appropriated) portions of the contract. Unexercised contract options are not included in remaining performance obligations until the time the option is exercised.

About IonQ

IonQ, Inc. [NYSE: IONQ] is the world’s leading full-stack quantum platform and foundry - delivering integrated quantum solutions across computing, networking, sensing, and security. IonQ’s newest generation of quantum computers, the IonQ Tempo, is the latest in a line of cutting-edge systems that have been helping customers and partners including Amazon Web Services and AstraZeneca achieve 20x performance results and accelerate innovation in drug discovery, materials science, financial modeling, logistics, cybersecurity, and defense. In 2025, the Company achieved 99.99% two-qubit gate fidelity, setting a world record in quantum computing performance.

Headquartered in College Park, Maryland, IonQ also has operations, among other places, in California, Colorado, Massachusetts, Tennessee, Washington, Italy, South Korea, Sweden, Switzerland, Canada, and the United Kingdom. Our quantum computing services are available through all major cloud providers, while we also meet the needs of networking and sensing customers across land, sea, air, and space. IonQ is making quantum platforms more accessible and impactful than ever before. Learn more at IonQ.com.

Notes to Investors Regarding Acquisition of SkyWater Technology, Inc.

IonQ closed its acquisition of SkyWater on Friday July 31, 2026, after the quarter ended June 30, 2026. The financial results and outlook disclosed in this press release do not reflect the addition of SkyWater to IonQ.

Note to Investors Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements contained in this press release other than statements of historical fact are forward-looking statements, including statements regarding our guidance as to future results, our roadmap, our future investments, our competitive position and our ability to grow and create shareholder value. In some cases, you can identify these statements by forward-looking words such as “pending,” “look forward,” “accelerate,” “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “should,” “could,” “would,” “may,” “will,” “forecast,” “confident,” “position,” “become,” “on track,” “ensure,” “ongoing” and other similar expressions. These statements are only predictions based on our expectations and projections about future events as of the date of this press release and are subject to a number of risks, uncertainties and assumptions that may prove incorrect, any of which could cause actual results to differ materially from those expressed or implied by such statements, including, among others, those described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission, or SEC, and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 to be filed with the SEC. New risks emerge from time to time, and it is not possible for our management to predict all risks, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement we make. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Except as otherwise required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

IonQ, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$80,050	$20,694	$144,718	$28,260
Costs and expenses:
Cost of revenue (excluding depreciation and amortization)	60,110	8,327	109,364	12,642
Research and development	160,627	103,359	286,367	143,312
Sales and marketing	32,895	10,877	62,331	19,487
General and administrative	117,574	48,107	206,190	71,913
Depreciation and amortization	46,087	10,616	89,216	17,177
Total operating costs and expenses	417,293	181,286	753,468	264,531
Loss from operations	(337,243)	(160,592)	(608,750)	(236,271)
Gain (loss) on change in fair value of warrant liabilities	(1,649,115)	(39,577)	(591,487)	(1,083)
Interest income, net	31,979	7,138	60,213	12,032
Other income (expense), net	79,712	232	63,585	283
Income (loss) before income tax expense	(1,874,667)	(192,799)	(1,076,439)	(225,039)
Income tax benefit (expense)	6,067	15,269	12,449	15,257
Net income (loss)	$(1,868,600)	$(177,530)	$(1,063,990)	$(209,782)
Net income (loss) attributable to noncontrolling interests	(858)	(692)	(1,608)	(692)
Net income (loss) attributable to IonQ, Inc.	$(1,867,742)	$(176,838)	$(1,062,382)	$(209,090)
Net income (loss) per share attributable to IonQ, Inc. Common stockholders—basic and diluted	$(5.08)	$(0.70)	$(2.92)	$(0.87)
Weighted average shares used in computing net income (loss) per share attributable to IonQ, Inc. common stockholders—basic and diluted	367,660,636	250,967,455	363,265,843	239,924,680

IonQ, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	June 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$1,235,729	$1,030,865
Short-term investments	883,240	1,361,291
Accounts receivable, net	105,909	66,532
Prepaid expenses and other current assets	184,911	127,751
Total current assets	2,409,789	2,586,439
Long-term investments	840,365	944,643
Property and equipment, net	144,245	120,145
Operating lease right-of-use assets	46,667	22,724
Intangible assets, net	778,874	767,432
Goodwill	2,185,971	1,963,584
Other noncurrent assets	372,680	165,391
Total Assets	$6,778,591	$6,570,358
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$44,575	$26,138
Accrued expenses and other current liabilities	97,005	89,721
Current portion of operating lease liabilities	11,656	8,850
Unearned revenue	72,827	42,116
Total current liabilities	226,063	166,825
Operating lease liabilities, net of current portion	42,842	21,171
Unearned revenue, net of current portion	14,180	1,921
Warrant liabilities	3,052,398	2,471,577
Other noncurrent liabilities	103,529	95,172
Total liabilities	$3,439,012	$2,756,666
Stockholders’ Equity:
Common stock	$38	$36
Additional paid-in capital	5,637,913	5,006,250
Accumulated deficit	(2,256,480)	(1,194,098)
Accumulated other comprehensive income (loss)	(54,263)	(12,671)
Total IonQ, Inc. stockholders’ equity	$3,327,208	$3,799,517
Noncontrolling interests	12,371	14,175
Total stockholders’ equity	3,339,579	3,813,692
Total Liabilities and Stockholders’ Equity	$6,778,591	$6,570,358

IonQ, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$(1,063,990)	$(209,782)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	89,216	17,177
Stock-based compensation	270,362	132,421
(Gain) loss on change in fair value of warrant liabilities	591,487	1,083
Deferred income taxes	(12,879)	(15,300)
(Gain) loss on change in fair value of strategic investments	(63,991)	—
Other, net	1,098	(2,038)
Changes in operating assets and liabilities:
Accounts receivable	(28,525)	(3,595)
Prepaid expenses and other current assets	(66,685)	(25,142)
Accounts payable	14,641	1,094
Accrued expenses and other current liabilities	(13,894)	20,741
Unearned revenue	31,895	(4)
Other assets and liabilities	(3,516)	(2,254)
Net cash provided by (used in) operating activities	$(254,781)	$(85,599)
Cash flows from investing activities:
Purchases of property and equipment	(18,583)	(3,501)
Purchases of available-for-sale securities	(588,328)	(435,130)
Maturities of available-for-sale securities	845,900	211,180
Sales of available-for-sale securities	317,972	—
Purchases of strategic investments	(80,500)	—
Businesses acquired, net of cash paid and acquired	(31,789)	28,667
Other investing, net	(2,552)	(2,193)
Net cash provided by (used in) investing activities	$442,120	$(200,977)
Cash flows from financing activities:
Proceeds from common stock and warrant issuance, net of issuance costs	—	358,254
Proceeds from stock options exercised	11,535	7,564
Proceeds from public warrants exercised	3,005	5,592
Tax withholding receipts (payments) related to equity awards, net	7,836	1,447
Other financing, net	(3,459)	—
Net cash provided by (used in) financing activities	$18,917	$372,857
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(714)	391
Net change in cash, cash equivalents and restricted cash	205,542	86,672
Cash, cash equivalents and restricted cash at the beginning of the period	1,037,748	56,840
Cash, cash equivalents and restricted cash at the end of the period	$1,243,290	$143,512

IonQ, Inc.

Reconciliation of Non-GAAP Financial Measures

(unaudited)

(in thousands, except per share data)

Net Income (Loss) to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss) attributable to IonQ, Inc.	$(1,867,742)	$(176,838)	$(1,062,382)	$(209,090)
Net income (loss) attributable to noncontrolling interests	(858)	(692)	(1,608)	(692)
Interest income, net	(31,979)	(7,138)	(60,213)	(12,032)
Interest expense	—	—	—	—
Income tax (benefit) expense	(6,067)	(15,269)	(12,449)	(15,257)
Depreciation and amortization	46,087	10,616	89,216	17,177
Stock-based compensation	141,845	99,168	270,362	132,421
Executive cash-based severance	2,058	—	2,606	—
(Gain) loss on changes in fair value measurements	1,576,198	39,577	523,635	1,083
Offering costs associated with warrants	—	—	—	—
Acquisition transaction and integration costs	14,483	14,060	28,105	15,841
Non-cash legal settlements and related costs	5,700	—	5,700	—
Adjusted EBITDA(1)	$(120,275)	$(36,516)	$(217,028)	$(70,549)

(1) During the three and six months ended June 30, 2026, Adjusted EBITDA includes $24.7 million and $36.5 million, respectively, in research and development costs related to our commercial relationship with SkyWater. We closed our acquisition of SkyWater on July 31, 2026.

Net Income (Loss) per Share to Adjusted EPS

	Three Months Ended June 30,
	2026		2025
	Amount	Per Share	Amount	Per Share
Net income (loss) per share attributable to IonQ, Inc. Common stockholders—basic and diluted		$(5.08)		$(0.70)
Stock-based compensation	$141,845	0.39	$99,168	0.40
Executive cash-based severance	2,058	0.01	—	—
(Gain) loss on changes in fair value measurements	1,576,198	4.29	39,577	0.16
Offering costs associated with warrants	—	—	—	—
Acquisition transaction and integration costs	14,483	0.04	14,060	0.06
Non-cash legal settlements and related costs	5,700	0.02	—	—
Adjusted EPS		$(0.33)		$(0.08)

	Six Months Ended June 30,
	2026		2025
	Amount	Per Share	Amount	Per Share
Net income (loss) per share attributable to IonQ, Inc. Common stockholders—basic and diluted		$(2.92)		$(0.87)
Stock-based compensation	$270,362	0.74	$132,421	0.55
Executive cash-based severance	2,606	0.01	—	—
(Gain) loss on changes in fair value measurements	523,635	1.44	1,083	—
Offering costs associated with warrants	—	—	—	—
Acquisition transaction and integration costs	28,105	0.08	15,841	0.07
Non-cash legal settlements and related costs	5,700	0.02	—	—
Adjusted EPS		$(0.63)		$(0.25)

Contacts

IonQ Media Contact:

Cheryl Krauss

cheryl.krauss@ionq.co

Tor Constantino

tor.constantino@ionq.co

IonQ Investor Contact:

investors@ionq.co